Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated November 8, 2024, by and among PROFICIENT AUTO LOGISTICS, INC., a Delaware corporation (“PAL”; PAL, along with the Subsidiaries of PAL listed as “Borrowers” on the signature pages hereto and all other parties that become borrowers party to this Agreement from time to time, in accordance with its terms, collectively the “Borrower”); and PINNACLE BANK, a Tennessee banking corporation (“Lender”).

R e c i t a l s:

Borrower has requested that Lender make available a revolving credit facility and a term loan facility. Lender will, at the request of Borrower, make loans to Borrower under the revolving credit facility and the term loan facility in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto, intending to be bound hereby, agree as follows:

Section 1. definitions; RULES OF CONSTRUCTION

1.1. General Definitions.  When used in this Agreement, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Account Debtor - a Person who is or becomes obligated under or on account of an Account, Chattel Paper or General Intangible.

Adjusted EBITDA – means, for any period of determination, the sum of (i) EBITDA plus (ii) transaction expenses incurred in connection with the transactions contemplated by this Agreement and the ATG Acquisition plus (iii) share-based compensation expenses. Any additional add-backs to Adjusted EBITDA will be determined on a case-by-case basis at Lender’s sole and absolute discretion.

Affiliate - a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

Anti-Terrorism Law - any law relating to terrorism or money laundering, including the PATRIOT Act.

Applicable Law - all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental authorities; and all orders, judgments and decrees of all courts and arbitrators.

Applicable Margin – (i) with respect to any Term Loan, two and one-half percent (2.50%) and (ii) with respect to any Revolver Loan, two and two-tenths percent (2.20%).

Applicable Rate - for any day, Term SOFR (or, if applicable, the Benchmark Replacement) for a one-month tenor in effect on such day plus the Applicable Margin. Any change in Term SOFR or the Benchmark Replacement shall be effective from and including the effective date of such change in Term SOFR or the Benchmark Replacement.

Asset Disposition - a sale, lease, license, consignment or other transfer or disposition of assets (real or personal, tangible or intangible) of a Borrower or any of its Subsidiaries, including a termination of rights of Borrower or any of its Subsidiaries under any lease, license agreement or other contract or a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

ATG Acquisition – the acquisition of all of the Equity Interests of Auto Transport Group, LC, a Utah limited liability company, by PAL Stock Acquiror, Inc., a Delaware corporation.

Available Tenor - as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.1.2(e).

Bankruptcy Code - Title 11 of the United States Code.

Benchmark - initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.1.2(b).

Benchmark Replacement - with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the SOFR Floor, such Benchmark Replacement will be deemed to be the SOFR Floor for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Adjustment - with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

Benchmark Replacement Date - the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Start Date - in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

Benchmark Transition Event - the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component) that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Board of Governors - the Board of Governors of the Federal Reserve System.

Borrower Materials - information, reports, financial statements and other materials delivered by Borrower hereunder, as well as Borrowing Base information and other reports and information provided to Lender.

Borrowing - a borrowing consisting of Loans made by Lender.

Borrowing Base - on any date of determination, an amount equal to the lesser of (i) the aggregate amount of the Revolver Commitment; or (ii) the sum of (a) the Formula Amount (Accounts), plus (b) the Formula Amount (Inventory), provided in no event shall the Formula Amount (Inventory) set forth in section (b) exceed $2,000,000.00.

Borrowing Base Certificate - a certificate by which Borrower certifies calculation of the Borrowing Base, and which also includes an accounts aging report, lease portfolio report, inventory report, and such other matters as requested by Lender from time to time.

Business Day - any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Nashville, Tennessee.

Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral - cash that is delivered to Lender to cash collateralize any Obligations and all interest and other income earned (if any) on such cash.

Cash Collateral Account - demand deposit, money market or other account maintained with Lender and subject to Lender’s Liens.

Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody’s, and having a maturity within 9 months after the date of acquisition thereof; and (v) shares of any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) - (iv), (b) has net assets not less than $500,000,000 and (c) has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services - any services provided from time to time by any Lender or any of its Affiliates to Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq. and its implementing regulations.

Change in Law - the occurrence, after the date hereof, of (i) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (iii) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any governmental authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (a) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (b) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other governmental authority.

Change of Control – the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of PAL.

Closing Date - the date on which all of the conditions precedent in Section 11 of this Agreement are satisfied or waived in writing by Lender and the initial Loans are made under this Agreement.

Code - the Internal Revenue Code of 1986.

Collateral - all of the Property and interests in Property described in Section 7 of this Agreement; all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

Commitments - the aggregate amount of the Revolver Commitment and Term Loan Commitment on such date.

Commodity Exchange Act - the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate - a Compliance Certificate to be provided by Borrower to Lender, in form and substance satisfactory to Lender, in accordance with, and in the form annexed as Exhibit D to, this Agreement, and the supporting schedules to be annexed thereto.

Conforming Changes - with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of an “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly.

Controlled Disbursement Account - a demand deposit account maintained by Borrower at Lender and to which proceeds of Loans will be funded from time to time.

CWA - the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total interest-bearing liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person with respect to obligations which would otherwise constitute “Debt” pursuant to this definition; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of a Borrower (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer and, for the avoidance of doubt, shall exclude capitalized operating lease obligations.

Debt Service - for any period of determination, the sum of (i) scheduled principal and capital lease payments, plus (ii) interest expense.

Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate - on any date, with respect to any Obligation, a rate per annum that is equal to two percent (2%) in excess of the rate otherwise applicable thereto.

Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests; provided that, “Distribution” shall not include any transaction solely between or among Obligors.

Dollars and the sign $ - lawful money of the United States of America.

EBITDA - means, for any period of determination, the sum of (i) net income, plus (ii) to the extent deducted in determining net income (a) interest, (b) income tax, (c) depreciation, and (d) amortization expenses.

Eligible Account - an Account owing to a Borrower that arises in the Ordinary Course of Business, is payable in Dollars and is deemed by Lender, in its discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (and without duplication) (i) it is unpaid for more than ninety (90) days after the original invoice date; (ii) 25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause, (iii) when aggregated with other Accounts owing by the Account Debtor, it exceeds (x) with respect to any Investment Grade Account Debtor, 40% of the aggregate Eligible Accounts or (y) with respect to any Account Debtor that is not an Investment Grade Account Debtor, 25% of the aggregate Eligible Accounts (in each case, or such higher percentage as Lender may establish for the Account Debtor from time to time); (iv) it does not conform with a covenant or representation herein; (v) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (vi) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent; or a Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (vii) the Account Debtor is organized or has its principal offices or assets outside the United States, unless the Account is supported by a letter of credit (delivered to and directly drawable by Lender) or credit insurance satisfactory in all respects to Lender; (viii) it is owing by a governmental entity and when aggregated with other Accounts owing by governmental entities exceeds 20% of all Eligible Accounts, but ineligibility shall be limited to the extent of such excess thereof; (ix) it is not subject to a duly perfected, first priority Lien in favor of Lender, or is subject to any other Lien; (x) the goods (if any) giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (xi) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xii) its payment has been extended or the Account Debtor has made a partial payment; (xiii) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (xiv) it represents a customer security deposit, progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (xv) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (i) and (ii), credit balances more than 90 days old will be excluded.

Eligible Inventory - Inventory in the form of finished goods (not materials or work in process) owned by a Borrower that Lender, in its discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless (and without duplication) it (i) is not subject to a lease; (ii)  is not used, slow-moving, obsolete or unmerchantable, is not a demo, and does not constitute returned or repossessed goods; (iii) meets all standards imposed by any governmental authority, and does not constitute hazardous materials under any Environmental Law; (vi) conforms with the covenants and representations herein; (iv) is subject to Lender’s duly perfected, first priority Lien, and no other Lien; (v) is located within the continental United States, is not in transit, and is not consigned to any Person; (vi) is not subject to any warehouse receipt or negotiable Document; (vii) is not subject to any license or other arrangement that restricts such Borrower’s or Lender’s right to dispose of such Inventory; and (viii) is not located on leased premises unless Lender has received a Lien Waiver with respect to such location or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the such Person has delivered a Lien Waiver; and (xii) is reflected in the details of a current perpetual inventory report.

Environmental Laws - all federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders and consent decrees (together with all programs, permits and guidance documents promulgated by regulatory agencies, to the extent having the force of law), now or hereafter in effect, that relate to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, whether now or hereafter in effect, including CERCLA, RCRA and CWA.

Environmental Release - a release as defined in CERCLA or under any other applicable Environmental Laws.

Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest in any other type of legal entity.

ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

ERISA Affiliate - any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

Event of Default - as defined in Section 12 of this Agreement.

Excluded Assets – (a) any property or asset now owned or hereafter acquired by any Obligor that is subject to a Capitalized Lease Obligation or Purchase Money Lien securing Purchase Money Debt in favor of a Person (other than a Obligor or a Subsidiary of a Obligor) permitted to be incurred pursuant to the provisions of this Agreement, if the contract or other agreement providing for such Capitalized Lease Obligation or in which such Purchase Money Lien is granted (or the documentation providing for such Purchase Money Debt) prohibits the creation of any other Lien on such property or asset or if such contract or other agreement would be breached or give any party (other than a Obligor or a Subsidiary of a Obligor) the right to terminate it as a result of creation of such security interest or Lien; provided that, upon removal of such restriction, such equipment shall no longer be deemed an Excluded Asset, (b) in the case of assets consisting of licenses, leases, agreements or other contracts, to the extent and for so long as the grant of security therein is prohibited or restricted by any Applicable Law or by the terms of such license, lease, agreement or other contract (including anti-assignment provisions of any such contract) or would require the consent of a governmental authority or a third party that is party to such contract; provided that, this clause (b) shall in no way be construed to apply if any such prohibition is unenforceable under Section 9-406, 9-407 or 9-408 of the UCC or other applicable law, (c) any Excluded Deposit Account, (d) trademark or servicemark applications that have been filed with the United States Patent and Trademark Office on the basis of an “intent-to-use” with respect to such marks, unless and until a statement of use or amendment to allege use is filed or any other filing is made or circumstances otherwise change so that the interests of the applicable Obligor in such marks is no longer on an “intent-to-use” basis, at which time such marks shall automatically and without further action by the parties be subject to the security interests and liens granted by any Obligor to the Lender and (e) any asset to the extent and for so long as the grant of a security interest therein would be prohibited by Applicable Law or would require any authorization of any government authority (other than to the extent that any such prohibition or requirement would be rendered ineffective pursuant to the anti-non-assignment provisions of the UCC or other Applicable Law).

Excluded Deposit Account - any (a) deposit account used exclusively for payroll, healthcare and other employee wage and benefit accounts, (b) deposit account used exclusively for taxes (including, without limitation, sales tax accounts), (c) pension fund, escrow (including any escrow accounts for the benefit of any Grantor’s customers), defeasance and redemption accounts, (d) fiduciary or trust accounts, (e) zero balance account or (f) any other deposit account so long as the balance in each such account, individually, does not exceed $200,000 at any time and the aggregate balance of all such deposit accounts described in this clause (f) does not at any time exceed $2,000,000.

Excluded Tax - with respect to Lender, or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located; (c) any withholding tax required to be withheld from amounts payable to a Lender that has failed to comply with Section 5.9; (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new lending office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.8, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax; and (e) withholding taxes imposed pursuant to FATCA.

Executive Order No. 13224 - Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Extraordinary Expenses - all reasonable costs, expenses, fees (including fees incurred to Lender professionals) or advances that Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Lender’s Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Lender pursuant to Sections 8.1.3 or 14.4 of this Agreement; or (vii) the enforcement of any of the provisions of any of the Loan Documents.

FATCA – Sections 1471 through 1474 of the Code (including any amended or successor version of substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate - for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) zero percent (0%).

Federal Reserve Board - the Board of Governors of the Federal Reserve System of the United States.

FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

Fiscal Quarter – the consecutive period ending on each of March 31, June 30, September 30 and December 31 of each calendar year.

Fiscal Year - the fiscal year of Borrower and their Subsidiaries for accounting and tax purposes, which shall be a calendar year.

Fixed Charge Coverage Ratio - for any period, the ratio equal to (i) Adjusted EBITDA minus (ii) dividends and distributions minus (iii) Taxes paid in cash minus (iv) Unfinanced Capital Expenditures; divided by (ii) Debt Service during such period.

Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, any state thereof or the District of Columbia.

Formula Amount (Accounts) – Eighty percent (80%) of the Value of Eligible Accounts.

Formula Amount (Inventory) – Forty percent (40%) of the Value of Eligible Inventory.

Full Payment - with respect to any of the Obligations, the full, final and indefeasible payment in full, in cash and in Dollars, of all of such Obligations, including all interest, fees and other charges payable in connection therewith under any of the Loan Documents, whether such interest, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any Insolvency Proceeding pursuant to Section 506 of the Bankruptcy Code or otherwise; and with respect to any Obligations that are contingent in nature, such as a right of Lender to indemnification by any Obligor, the depositing of cash with Lender in an amount equal to 105% of such Obligations or, if such Obligations are unliquidated in amount and represent a claim which has been overtly asserted (or is reasonably probable of assertion) against Lender and for which an indemnity has been provided by Borrower in any of the Loan Documents, in an amount that is equal to such claim or Lender’s good faith estimate of such claim. None of the Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

Funded Debt to Adjusted EBITDA Ratio – on any date, the ratio of the amount equal to (i) all Funded Debt as of such date; divided by (ii) Adjusted EBITDA for the applicable measurement period ending on such date.

Funded Debt - the sum of all funded obligations for borrowed money as evidenced by a note or similar instrument, excluding capitalized operating lease obligations.

GAAP - generally accepted accounting principles in effect in the United States of America in effect from time to time.

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental authorities.

Guarantors - each Person who guarantees payment or performance of the whole or any part of the Obligations.

Guaranty - each guaranty agreement now or hereafter executed by a Guarantor in favor of Lender with respect to any of the Obligations.

Indemnified Amount - the amount of any loss, cost, expenses or damages suffered or incurred by Indemnitees and against which any Obligor has agreed to indemnify Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents.

Indemnified Taxes - Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

Indemnitees - Lender and all of Lender’s officers, directors, Affiliates, agents, employees and attorneys.

Insolvency Proceeding - any action, case or proceeding commenced by or against a Person under any state, federal or foreign law, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver (or administrative receiver), trustee, liquidator administrator, conservator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

Intellectual Property - all intellectual and similar Property of a Person of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, mask works, trade secrets, confidential or proprietary information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.

Interest Period – the period commencing on the date of the Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter (in each case, subject to the availability thereof); provided that (i) the first Interest Period shall commence on the date hereof and shall end on the day prior to the first Payment Date, (ii) if the Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iv) that if the Maturity Date occurs before a Payment Date, then the Interest Period shall end on the Maturity Date.

Investment – as to any Person, (a) the purchase or other acquisition of Equity Interests of another Person, or (b) a loan, advance or capital contribution to, guarantee or assumption of Debt of, or purchase or other acquisition of any other Debt of, another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

Investment Grade Account Debtor – an Account Debtor that, at the time of determination, has a corporate credit rating of BBB- or higher by S&P or Baa3 or higher by Moody’s.

Lender – shall have the meaning given to it in the preamble to this Agreement and shall include Pinnacle Bank and any other Person who may from time to time become a “Lender” under this Agreement.

Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

Lien Waiver - an agreement duly executed in favor of Lender, in form and substance acceptable to Lender, by which, for locations leased by an Obligor, an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Lender’s Lien therein and to permit Lender to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property.

Liquidity – at any time, shall mean the sum of (i) the amount of Revolver Loans available to be borrowed at such time plus (ii) the aggregate amount of cash and Cash Equivalents of the Borrower at such time.

Loan - a Revolver Loan or the Term Loan.

Loan Account - the loan account established by Lender on its books pursuant to Section 5.7 of this Agreement.

Loan Documents - this Agreement, the Other Agreements and the Security Documents.

Loan Year - a period commencing each calendar year on the same month and day as the date of this Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e., the first Loan Year) to commence on the date of this Agreement.

Margin Stock – as defined in Regulation U of the Board of Governors.

Material Adverse Effect - the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of any Obligor; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any other Obligor to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

Material Debt – any Debt(s) with an aggregate outstanding principal amount in excess of $1,000,000.

Maturity Date - the Revolver Maturity Date or Term Loan Maturity Date, as applicable.

Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

Money Borrowed - as applied to any Obligor, without duplication, (i) Debt arising from the lending of money by any other Person to such Obligor; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Obligor, (a) which is represented by notes payable or drafts accepted that evidence extensions of credit, (b) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (c) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Debt of such Obligor under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Obligor.

Moody’s - Moody’s Investors Services, Inc.

Multiemployer Plan - any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds - the aggregate cash or Cash Equivalent proceeds received by any Obligor in respect of any insurance or condemnation award, asset sale or issuance of Debt, net of (a) reasonable and customary costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any asset sale, the amount necessary to retire any Debt secured by a Permitted Lien on the related property.

Notes - the Revolver Note, the Term Note and any other promissory note executed by Borrower at Lender’s request to evidence any of the Obligations.

Notice of Borrowing - as defined in Section 4.1.1(i) of this Agreement.

Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) all Indemnified Amounts; (iii) all Extraordinary Expenses; and (iv) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Lender under or pursuant to this Agreement or any of the other Loan Documents, in each case, whether evidenced by any note or other writing, whether allowed in any Insolvency Proceeding, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to any or all Obligors under this Agreement or under any of the other Loan Documents.

Obligor - Borrower and each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Lender a Lien upon any of any of such Person’s assets to secure payment of any of the Obligations.

Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

Organic Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreements - the Notes and any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any other Obligor or any other Person and delivered to Lender in respect of the transactions contemplated by this Agreement.

Other Taxes - all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Participant - as defined in Section 13.2.1.

PATRIOT Act - Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Date – the fifth (5th) day of each calendar month.

Payment Item - each check, draft, or other item of payment payable to a Borrower, including proceeds of any Collateral.

PBGC - the Pension Benefit Guaranty Corporation.

Periodic Term SOFR Determination Day - has the meaning specified in the definition of “Term SOFR”.

Permitted Acquisition – any acquisition by Borrower of all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or all of the Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person, provided that (a) no Default or Event of Default shall have occurred and be continuing or would result from such acquisition, (b) in the case of an acquisition of the Equity Interests of another Person, such Person shall become a Borrower hereunder substantially simultaneously with the closing of such acquisition, and (c) if the aggregate consideration payable by the Borrower with respect to any such transaction exceeds $5,000,000, the Borrower shall notify the Lender thereof in writing and shall deliver to the Lender a certificate of a Senior Officer demonstrating that, upon giving effect to such acquisition on a pro forma basis, the Borrower would be in compliance with the covenants set forth in Section 10.3 of this Agreement.

Permitted Lien - a Lien of a kind specified in Section 10.2.5 of this Agreement.

Permitted Purchase Money Debt - Purchase Money Debt of Borrower or any of its Subsidiaries that is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $2,000,000. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

Permitted Vehicle Financing – Debt incurred by Borrower or any of its Subsidiaries to finance all or any part of the purchase price of tractor trailers and other vehicles used in the business of Borrower or such Subsidiary; provided that (i) after giving pro forma effect to the incurrence of such Debt, Borrower is in compliance with the covenants set forth in Section 10.3 of this Agreement and (ii) such Debt is secured solely by the tractor trailer or vehicle that is the subject of such financing, and products and proceeds thereof (provided that any such Debt may be cross-collateralized with other Permitted Vehicle Financings provided by the same lender or an affiliate thereof).

Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a governmental authority.

Plan - any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Projections - (i) prior to the Closing Date and thereafter until Lender receives new projections pursuant to Section 10.1.4 hereof, the projections of Borrower’s financial condition, balance sheet, income statement, results of operations and cash flow, prepared on an annual basis for the Fiscal Year ending December 31, 2024; and (ii) thereafter, the projections most recently received by Lender pursuant to and as required by Section 10.1.4 hereof.

Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor’s assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

Property - any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within ninety (90) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien (and proceeds and products thereof) and such Lien constitutes a purchase money security interest under the UCC.

RCRA - the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i) and all rules and regulations promulgated pursuant thereto.

Relevant Governmental Body - the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

Restricted Investment - any Investment other than the following: (i)  Investments in cash and Cash Equivalents; (ii) Investments solely between or among Obligors, (iii) Investments consisting of extensions of trade credit in the Ordinary Course of Business, (iv) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss in the Ordinary Course of Business, (v) Loans permitted by Section 10.2.2 and guarantees permitted by Section 10.2.3, (vi) Permitted Acquisitions and (vii) other Investments in an aggregate amount not to exceed $1,000,000.

Restrictive Agreement - an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor’s or Subsidiary’s right to incur or repay any of the Obligations; grant Liens on the Collateral in favor of Lender pursuant to the Loan Documents; solely with respect to any Subsidiary of PAL, declare or make Distributions to the Obligors; or repay any Debt owed to another Obligor.

Revolver Commitment - the obligation of Lender to make Revolver Loans pursuant to the terms and conditions of this Agreement, which shall not exceed the maximum principal amount of $20,000,000.00.

Revolver Loan - a loan made pursuant to Section 2.2 of this Agreement.

Revolver Loan Draw Period - as defined in Section 6.1.1 of this Agreement.

Revolver Maturity Date - the date that is the soonest to occur of (i) November 8, 2029; or (ii) the date on which either Borrower or Lender terminates the Revolver Commitment pursuant to Section 6.2 of this Agreement; or (iii) the date on which the Revolver Commitment is automatically terminated pursuant to Section 12.2 of this Agreement.

Revolver Note - a Revolver Note to be executed by Borrower in favor of Lender in the form of Exhibit A attached hereto, which shall be in the face amount of the Revolver Commitment and which shall evidence all Revolver Loans made by Lender to Borrower pursuant to this Agreement.

S&P - Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

SEC - Securities and Exchange Commission.

Secured Parties – Lender.

Security Documents - each Guaranty, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

Senior Officer - the chairman of the board of directors, the president, chief executive officer or the chief financial officer of a Borrower.

SOFR - a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

SOFR Administrator - the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Floor - a rate of interest equal to one percent (1.0%) per annum.

SOFR Loan – a Loan that bears interest based upon the Applicable Rate.

Solvent - as to any Person, such Person (i) owns Property having a fair salable value greater than the amount required to pay all of such Person’s debts (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) owns Property having a fair salable value greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), of such Person as they become absolute and matured, (iii) is able to pay all of its debts as such debts mature, (iv) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (v) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, and (vi) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the Loan Documents, or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Subsidiaries. As used herein, the term “fair salable value” of a Person’s assets means the amount that may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount that could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

Specified Obligor - an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Subordinated Debt - all Debt incurred by a Borrower that is expressly subordinated and made junior to the Full Payment of the Obligations and contains terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to Lender.

Subordination Agreement - any agreement entered into by any lender, creditor or equity investor of Borrower (other than Lender), pursuant to which such creditor or equity investor expressly subordinates to the Obligations all indebtedness owing by Borrower to such creditor or equity investor.

Subsidiary - any Person in which more than 50% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more other Subsidiaries of such Borrower or by a Borrower and one or more other Subsidiaries.

Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other governmental authority and all interest, penalties, additions to tax and similar liabilities with respect thereto.

Term Loan - the aggregate of the Term Loan Advances made by Lender to Borrower pursuant to Section 2.3.1 of this Agreement.

Term Loan Advance - an advance made by Lender as part of the Term Loan.

Term Loan Commitment - the obligation of Lender to make Term Loan Advances pursuant to the terms and conditions of this Agreement, which shall not exceed the original principal amount of $25,000,000.00.

Term Loan Draw Period – as defined in Section 6.1.2 of this Agreement.

Term Loan Maturity Date - the date that is the soonest to occur of (i) April 8, 2031; or (ii) the date on which either Borrower or Lender terminates the Term Loan Commitment pursuant to Section 6.2 of this Agreement; or (iii) the date on which the Term Loan Commitment is automatically terminated pursuant to Section 12.2 of this Agreement.

Term Note - a Term Note to be executed by Borrower in favor of Lender in the form of Exhibit B attached hereto, which shall be in the face amount of the Term Loan Commitment and which shall evidence all Term Loan Advances made by Lender to Borrower pursuant to this Agreement.

Term SOFR - the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that Term SOFR shall in no event be less than the SOFR Floor.

Term SOFR Administrator - CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

Term SOFR Reference Rate - the forward-looking term rate based on SOFR.

UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Florida or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

Unused Line Fee - a per annum rate equal to 0.15%.

Unadjusted Benchmark Replacement - the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Unfinanced Capital Expenditures – capitalized expenditures for property, plant and equipment that are not financed with proceeds from purchase money indebtedness or capital leases.

U.S. Government Securities Business Day - any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Value - (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrower and its Affiliates; and (b) for an Account, its face amount or installment payment amount, as applicable, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2. Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of Borrower and their Subsidiaries heretofore delivered to Lender. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary contained in this Agreement, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018, such lease shall not be considered a finance lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

1.3. Other Terms.  All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-Of-Credit Right, Payment Intangible, Software and Supporting Obligations.

1.4. Certain Matters of Construction.  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other documents (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person (including Borrower or Lender) shall mean and include the successors and permitted assigns of such Person; to ”including” and “include” shall be understood to mean “including, without limitation” (and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Jacksonville, Florida, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Lender pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender. All Loans shall be funded in Dollars and all Obligations shall be repaid in Dollars. Whenever the phrase “to the best of Borrower’s knowledge” or words of similar import relating to the knowledge or the awareness of a Borrower are used in this Agreement or other Loan Documents, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of Borrower or (ii) the knowledge that a Senior Officer of a Borrower would have obtained if they had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of a Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

Section 2. CREDIT FACILITIES

2.1. Commitments.  Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to the extent and in the manner hereinafter set forth to the Commitments available to Borrower, in an aggregate amount up to $45,000,000.00, as set forth herein below:

2.2. Revolver Commitment.

2.2.1. Revolver Loans . Lender agrees, to the extent of the Revolver Commitment and upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Business Day during the period from the Closing Date through the Business Day before the last day of the Revolver Loan Draw Period, not to exceed the amount equal to the lesser of (i) the aggregate principal amount outstanding at any time such Lender’s Revolver Commitment at such time (which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement), and (ii) the Borrowing Base, provided that in the event the outstanding Revolver Loans exceed such amount, Borrower shall immediately prepay the Revolver Loan in the amount of such excess. The Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. The Revolver Loans shall bear interest as set forth in Section 3.1.

2.2.2. Use of Proceeds. The proceeds of Revolver Loans may be used (i) to make expenditures for lawful corporate purposes and general working capital of Borrower to the extent such expenditures are not prohibited by this Agreement or Applicable Law, (ii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; and (iii) to pay any of the Obligations in accordance with this Agreement. In no event may any Revolver Loan proceeds be used by Borrower to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

2.2.3. Revolver Notes  . The Revolver Loans made by Lender and interest accruing thereon shall be evidenced by the records of Lender and by the Revolver Note payable to Lender, which shall be executed by Borrower, completed in conformity with this Agreement and delivered to Lender. All outstanding principal amounts and accrued interest under the Revolver Notes shall be due and payable as set forth in Section 5.2 hereof.

2.3. Term Loan Commitment.

2.3.1. Term Loan . Subject to and upon the terms and conditions herein set forth, Lender agrees to make Term Loan Advances to Borrower at any time during the Term Loan Draw Period in one or more drawings in an aggregate principal amount not to exceed such Lender’s Term Loan Commitment. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Loan Advances. All Term Loan Advances shall bear interest as set forth in Section 3.1.

2.3.2. Use of Proceeds. The proceeds of the Term Loan Advances may be used to refinance Debt incurred by the Borrower to finance the ATG Acquisition and to reimburse the Borrower for expenses related thereto, and to finance other Permitted Acquisitions and fees and expenses related thereto, including the fees and transaction expenses associated with the closing of the transactions described herein. In no event may any Term Loan proceeds be used by Borrower to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

2.3.3. Term Note. The Term Loan Advances made by Lender and interest accruing thereon shall be evidenced by the records of Lender and by the Term Note payable to Lender, which shall be executed by Borrower, completed in conformity with this Agreement and delivered to Lender. All outstanding principal amounts and accrued interest under the Term Note shall be due and payable as set forth in Section 5.3 hereof.

Section 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates of Payment of Interest.

(a) The Obligations shall bear interest at the Applicable Rate. All Loans outstanding under this Agreement shall constitute SOFR Loans.

(b) During an Insolvency Proceeding with respect to Borrower, or during any other Event of Default if Lender in its discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Borrower acknowledges that the cost and expense to Lender due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrower. If a Loan is repaid on the same day made, one day’s interest shall accrue and shall be payable on the Payment Date. Interest accrued on the Loans shall be due and payable in arrears, (i) on the Payment Date; (ii) with respect to the principal amount of Loans that have been or are being prepaid, on the next Payment Date; and (iii) on the Maturity Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Interest Rate not Ascertainable.

(a) If Lender shall determine that on any date for determining the Applicable Rate adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Lender shall immediately notify Borrower of such determination. Until Lender notifies Borrower that such circumstance no longer exists, the obligation of Lender to make SOFR Loans shall be suspended, and no further Loans may be converted into or continued as SOFR Loans.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, this Agreement shall be deemed amended to replace the then-current Benchmark with the Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Lender notifies the Borrower of such Benchmark Replacement; provided, however, that no replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.1.2(b) will occur prior to the applicable Benchmark Transition Start Date.

(c) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Lender will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 3.1.2. Any determination, decision or election that may be made by the Lender pursuant to this Section 3.1.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.1.2.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Applicable Rate” and/or “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

3.2. Fees. In consideration of Lender’s establishment of the Commitments in favor of Borrower, Borrower jointly and severally agree to pay the following fees:

3.2.1. Commitment Fee. Borrower shall pay to Lender commitment fees as follows: an amount equal to $112,500.00, which shall be payable on the Closing Date.

3.2.2. Unused Line Fee. Borrower shall pay to Lender a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the daily balance of the Revolver Loans during any month. Such fee shall be payable in arrears, on the Payment Date and on the Commitment Termination Date.

3.2.3. Audit and Appraisal Fees and Expenses . Borrower shall reimburse Lender for all reasonable and documented out-of-pocket costs and expenses incurred by Lender (including standard fees charged by Lender’s internal appraisal and field examination department) in connection with appraisals and examinations and reviews of any Obligor’s books and records and such other matters pertaining to any Obligor or any Collateral as Lender shall deem appropriate. The foregoing shall not be construed to limit Lender’s right to conduct audits and appraisals of the Collateral as provided in Section 10.1.1.

3.2.4. Other Fees. In consideration of Lender’s Commitments, Borrower shall be jointly and severally obligated to pay to Lender such other fees as provided in this Loan Agreement.

3.2.5. General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof; except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration; and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

3.3. Computation of Interest and Fees.

(a) All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the Business Day that Lender receives such items in immediately available funds, and Lender shall be deemed to have received such Payment Item on the date specified in Section 5.1 hereof.

(b) In connection with the use or administration of Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

3.4. Reimbursement Obligations. Borrower shall reimburse Lender for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Lender’s personnel or a third party. Borrower shall reimburse Lender for all Extraordinary Expenses. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively, and Borrower shall immediately pay to Lender an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrower under this Section shall be due on demand.

3.5. Illegality. If Lender determines that any Applicable Law has made it unlawful, or that any governmental authority has asserted that it is unlawful, for Lender or its applicable lending office to make, maintain or fund SOFR Loans, or to determine or charge interest rates based upon the Applicable Rate, or any governmental authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by Lender, any obligation of Lender to make or continue SOFR Loans shall be suspended until such Lender notifies Borrower that the circumstances giving rise to such determination no longer exist.

3.6. Inability to Determine Rates. If Lender notifies Borrower for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a SOFR Loan that adequate and reasonable means do not exist for determining the Applicable Rate for the requested Interest Period, then the obligation of Lender to make or maintain SOFR Loans shall be suspended until Lender revokes such notice.

3.7. Increased Costs; Capital Adequacy

3.7.1. Change in Law. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender;

(b) subject any Lender to any Tax with respect to any Loan or Loan Document (other than any Indemnified Tax and Excluded Tax), or change the basis of taxation of payments to such Lender in respect thereof; or

(c) impose on any Lender or interbank market any other condition, cost or expense affecting any Loan, Loan Document, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

3.7.2. Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s, or holding company’s capital as a consequence of this Agreement, or Lender’s Commitments, Loans or Letters of Credit, to a level below that which Lender or holding company could have achieved but for such Change in Law (taking into consideration Lender’s and holding company’s policies with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3. Compensation. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate Lender for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8. Mitigation. If Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrower is required to pay additional amounts with respect to Lender under Section 5.8, then Lender shall use reasonable efforts to designate a different lending office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

3.9. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 4. LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Loans. Borrowings under the Revolver Commitment and Term Loan Commitment established pursuant to Section 2.2 and Section 2.3 hereof shall be made and funded as follows:

4.1.1. Loans.

(i) Notice of Borrowing.

(a) Whenever Borrower desires to make a Borrowing under Section 2.2 or Section 2.3 of this Agreement, Borrower shall give Lender prior written notice of such Borrowing request (a “Notice of Borrowing”), which shall be in the form of Exhibit C annexed hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 10:00 a.m. at the office designated by Lender from time to time on the Business Day of the requested funding date of such Borrowing. Notices received after 10:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (1) the principal amount of the Borrowing, (2) the date of Borrowing (which shall be a Business Day), (3) whether the Borrowing is to bear interest at the Applicable Rate and (4) the account of Borrower to which the proceeds of such Borrowing are to be disbursed.

(b) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, interest, fees or other charges, including Extraordinary Expenses) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation. Lender shall not have any obligation to Borrower to honor any deemed request for a Revolver Loan on or after the Revolver Loan Draw Period or when any applicable condition precedent set forth in Section 11 hereof is not satisfied, but may do so in the discretion of Lender and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Revolver Loan Draw Period.

(c) The presentation for payment by Lender of any check or other item of payment drawn on the Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed to the Controlled Disbursement Account. Lender shall not have any obligation to honor any deemed request for a Revolver Loan on or after the Revolver Loan Draw Period when any condition precedent in Section 11 hereof is not satisfied, but may do so in the discretion of Lender and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Revolver Loan Draw Period. If a credit balance exists in a Controlled Disbursement Account and so long as no Event of Default exists, Borrower may use such credit balance for working capital purposes to the extent permitted by this Agreement.

(ii) Fundings by Lender. Lender shall timely honor its Commitments by funding the Loans that are properly requested hereunder. Lender shall fund the Borrowing to the account specified in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Borrower’s notice is received after the times provided above, in which case Lender shall fund the Borrowing by 10:00 a.m. on the next Business Day.

(iii) Disbursement Authorization. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Loan requested by Borrower, or deemed to be requested pursuant to Section 4.1.1(i) as follows: (i) the proceeds of each Loan requested under Section 4.1.1(i)(a) shall be disbursed by Lender in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 4.1.1(i)(b) or Section 4.1.1(i)(c) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by Borrower or in payment of any of the Obligations shall be deemed to have been received by each Borrower.

(iv) Notices. Borrower shall request a Borrowing by prompt delivery to Lender of the required Notice of Borrowing duly executed by an authorized officer of Borrower. Lender shall not have any liability for any loss suffered by Borrower as a result of Lender’s acting upon requests from a person believed in good faith by Lender to be a person authorized by a Borrower to give such requests on its behalf.

4.2. Loans to Constitute One General Obligation. The Loans and other Obligations constitute one general obligation of Borrower and are secured by Lender’s Lien on all Collateral.

Section 5. PAYMENTS

5.1. General Payment Provisions. All payments (including all prepayments) of principal of and interest on the Loans and other Obligations that are payable to Lender shall be made in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the payment account at Lender, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).

5.2. Repayment of Revolver Loans.

5.2.1. Payment of Principal. The Revolver Loans shall be repaid by Borrower to Lender immediately upon the Revolver Maturity Date.

5.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on the Payment Date. Accrued interest also shall be paid by Borrower on the Revolver Maturity Date.

5.3. Repayment of Term Loan Advances.

5.3.1. Payment of Principal. The Term Loan Advances shall be paid in consecutive monthly installments beginning June 8, 2025, in an amount equal to (x) the aggregate principal amount of Term Loan Advances outstanding on the last day of the Term Loan Draw Period divided by (y) sixty (60).

5.3.2.Payment of Interest. Interest accrued on the Term Loan Advances shall be due and payable on (i) the Payment Date, and (ii) the date of any prepayment of any Term Loan Advance. Accrued interest shall also be paid by Borrower as and when payable in Section 5.3.4 in connection with any prepayment of the Term Loan Advances.

5.3.3.Mandatory Prepayments. Borrower shall be jointly and severally obligated to pay the entire unpaid principal balance of the Loans, and all accrued but unpaid interest thereon, upon the Maturity Date. Borrower shall be required to prepay the Loans as follows: (i) from the Net Proceeds of insurance or condemnation awards paid in respect of any Collateral in excess of $1,000,000 in a period of 12 months unless invested in replacement Collateral within 360 days after receipt of such proceeds; (ii) from the Net Proceeds of any sale of Collateral in excess of $1,000,000 unless invested in replacement Collateral within 360 days after receipt of such proceeds; and (iii) from the Net Proceeds received by Borrower from any issuance of any Debt (other than Debt permitted pursuant to Section 10.2.3 hereof).

5.3.4.Optional Prepayments of Term Loan. Borrower may, at its option, prepay any portion of the Term Loan in whole at any time or in part from time to time, in amounts aggregating $100,000.00 or any greater integral multiple of $100,000.00, by paying the principal amount to be prepaid together with interest accrued or unpaid thereon to the date of prepayment. Borrower shall give written notice to Lender of any intended prepayment not less than five (5) Business Day(s) prior to any prepayment. Such notice, once given, shall be irrevocable; provided that, notwithstanding the foregoing, any such notice may be conditioned upon the occurrence of one or more transactions resulting in Full Payment of the Obligations, in which case such notice may be revoked by Borrower if such condition is not satisfied.

5.3.5.Application of Prepayments.

(i) Except as otherwise provided in Section 5.6, each mandatory prepayment pursuant to Section 5.3.3 shall be remitted by Borrower to Lender for application (i) first, principal due under the Term Note, to be applied in the inverse order of maturities until Full Payment thereof; and (ii) second, unless otherwise directed or agreed in writing by Lender, to repay the principal balance of Revolver Loans outstanding.

(ii) Each optional prepayment of the Term Loan pursuant to Section 5.3.4 shall be remitted by Borrower to Lender to prepay installments of the Term Note, in the inverse order of their maturities, until Full Payment of the Term Note.

5.4. Payment of Other Obligations. Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5. Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrower is made to Lender, or Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6. Application and Allocation of Payments.

5.6.1. Application. Payments made by Borrower hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrower; and (c) fourth, as determined by Lender in its discretion.

5.6.2. Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows: (a) first, to all costs and expenses, including Extraordinary Expenses, owing to Lender; (b) second, to all Obligations constituting fees; (c) third, to all Obligations constituting interest; (d) fourth, to all Loans; and (e) last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of all preceding categories. If amounts are insufficient to satisfy a category, Obligations in the category shall be paid on a pro rata basis. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3. Erroneous Application. Lender shall not be liable for any application of amounts made by it in good faith.

5.7. Loan Accounts; Account Stated.

5.7.1. Loan Accounts. Lender shall maintain in accordance with its usual and customary practices an account or accounts (a “Loan Account”) evidencing the Debt of Borrower to Lender resulting from each Loan owing to Lender from time to time, including the amount of principal and interest payable to Lender from time to time hereunder and under each Note payable to Lender. Any failure of Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower hereunder (or under any Note) to pay any amount owing hereunder to Lender.

5.7.2. [Reserved].

5.7.3. Entries Binding. The entries made in the Loan Account shall constitute rebuttable presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Loan Account is provided to any Person, or any Person inspects the Loan Account, at any time or from time to time, then the information contained in the Loan Account, as applicable, shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Lender in writing within 30 days after such Person’s receipt of such copy or such Person’s inspection of the Loan Account of its intention to dispute the information contained therein.

5.8. Taxes.

5.8.1. Payments Free of Taxes. All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes. If Applicable Law requires any Obligor to withhold or deduct any Tax (including backup withholding or withholding Tax), then the applicable Obligor shall be entitled to make such withholding or deduction and shall pay the amount withheld or deducted to the relevant governmental authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Obligor shall be increased so that Lender receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing, Borrower shall timely pay all Other Taxes to the relevant governmental authorities.

5.8.2. Payment. Borrower shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Lender for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Lender, or paid by Lender, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant governmental authority, and including all penalties, interest and reasonable expenses relating thereto. A certificate as to the amount of any such payment or liability delivered to Borrower by Lender shall be conclusive, absent manifest error. As soon as practicable after any payment of Taxes by a Borrower, Borrower shall deliver to Lender a receipt from the governmental authority or other evidence of payment satisfactory to Lender.

5.8.3. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.8 (including by the payment of additional amounts pursuant to this Section 5.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.8.3 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 5.8.3, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.8.3 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9. Lender Tax Information.

5.9.1. Status of Lender. Lender shall deliver documentation and information to Borrower, at the times and in form required by Applicable Law or requested by Borrower, sufficient to permit Borrower to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.9.2. Documentation. If a Borrower is resident for tax purposes in the United States, Lender, as a “United States person” within the meaning of section 7701(a)(30) of the Code, shall deliver to Borrower IRS Form W-9 or such other documentation or information prescribed by Applicable Law or requested by Borrower to determine whether Lender is subject to backup withholding or information reporting requirements.

5.9.3. Lender Obligations. Lender shall promptly notify Borrower of any change in circumstances that would change any claimed Tax exemption or reduction. Lender shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrower for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower by any governmental authority due to such Lender’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section 5.9.

5.10. Nature and Extent of Borrower’s Liability.

5.10.1. Liability. Borrower agrees that it is liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of all Obligations. Borrower agrees that its Obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.10.2. Waivers.

(a) Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a Borrower. It is agreed among Borrower and Lender that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit.

(b) Lender may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any real estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Lender may bid all or a portion of the Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3. Subordination. Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

Section 6. TERM AND TERMINATION OF COMMITMENTS

6.1. Term of Revolver Commitment and Term Loan Commitment. Subject to Lender’s right to cease making Loans and other extensions of credit to Borrower when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 6.2 hereof:

6.1.1. the Revolver Commitment shall be in effect for a period of five (5) years from the date hereof through the close of business on November 8, 2029 (the “Revolver Loan Draw Period”), unless sooner terminated as provided in Section 6.2 hereof; and

6.1.2. the Term Loan Commitment shall be in effect for a period of six (6) months from the date hereof through the close of business on May 8, 2025 (the “Term Loan Draw Period”), unless sooner terminated as provided in Section 6.2 hereof.

6.2. Termination.

6.2.1. Termination by Lender. Lender may terminate the Commitments without notice at any time that an Event of Default exists; provided, however, that the Commitments shall automatically terminate as provided in Section 12.2 hereof.

6.2.2. Termination by Borrower. Upon at least five (5) Business Days prior written notice to Lender, Borrower may, at their option, terminate or reduce the Commitments. Any notice of termination or reduction given by Borrower shall be irrevocable unless Lender otherwise agrees in writing; provided that, notwithstanding the foregoing, any such notice may be conditioned upon the occurrence of one or more transactions resulting in Full Payment of the Obligations, in which case such notice may be revoked by Borrower if such condition is not satisfied.

6.2.3. Effect of Termination. On the effective date of termination of the Commitments by Lender or by Borrower as provided in this Section 6.2, all of the Obligations shall be immediately due and payable and Lender shall have no obligation to make any Loans. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Full Payment of the Obligations. Notwithstanding the Full Payment of the Obligations, Lender shall not be required to terminate its Liens in any of the Collateral unless, with respect to any loss or damage Lender may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Lender shall have received either (i) a written agreement, executed by Borrower indemnifying Lender from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Lender, in its discretion, may reasonably deem necessary to protect Lender from any such loss or damage. The provisions of Sections 3.4, 3.7, 5.5, 5.8 and this Section 6.2.3 and all obligations of Borrower to indemnify Lender pursuant to this Agreement or any of the other Loan Documents, shall in all events survive any termination of the Commitments and Full Payment of the Obligations.

Section 7. COLLATERAL

7.1. Grant of Security Interest. To secure the prompt payment and performance of all Obligations, Borrower hereby grants to Secured Parties a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located: (a) all Accounts; (b) all Chattel Paper, including electronic chattel paper; (c) all Commercial Tort Claims; (d) all Deposit Accounts; (e) all Documents; (f) all General Intangibles, including Intellectual Property; (g) all Goods, including Inventory, Equipment and Fixtures; (h) all Instruments; (i) all Investment Property; (j) all Letter-of-Credit Rights; (k) all Supporting Obligations; (l) all monies, whether or not in the possession or under the control of Lender, or a bailee or Affiliate of Lender, including any Cash Collateral; (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and (no all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing. Notwithstanding the foregoing, in no event shall the Collateral include, and the Secured Parties shall not have a Lien pursuant to this Section 7.1 on, any Excluded Assets.

7.2. Other Collateral.

7.2.1. Cash Collateral. In addition to the items of Property referred to in Section 7.1 above, the Obligations also shall be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

7.2.2 .Commercial Tort Claims. Borrower shall promptly notify Lender in writing upon Borrower’s obtaining any Commercial Tort Claim with an anticipated value in excess of $1,000,000 after the Closing Date against any Person and, upon Lender’s written request, promptly enter into an amendment to this Agreement (or any of the other Loan Documents) and do such other acts or things deemed appropriate by Lender to confer upon Lender a security interest in each such Commercial Tort Claim.

7.2.3.Certain After-Acquired Collateral. Borrower shall promptly notify Lender in writing upon Borrower’s obtaining any Collateral after the Closing Date consisting of (i) Deposit Accounts (other than any Excluded Deposit Account) or (ii) Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper, in each case with an individual value in excess of $1,000,000, and, upon Lender’s request, shall promptly execute such documents and do such other acts or things necessary to confer upon Lender control with respect to such Collateral; promptly notify Lender in writing upon Borrower’s obtaining any Collateral after the Closing Date consisting of Documents or Instruments, in each case with an individual value in excess of $1,000,000, and, upon Lender’s request, shall promptly execute such Documents and do such other acts or things deemed appropriate by Lender to deliver to it possession of such Documents as are negotiable and Instruments, and, with respect to non-negotiable Documents, to have such non-negotiable Documents issued in the name of Lender.

7.2.4. Deposit Accounts. To further secure the prompt payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all amounts credited to any Deposit Account (other than any Excluded Deposit Account) of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. After the occurrence of an Event of Default which is not timely cured or waived by Lender, Borrower hereby authorizes and directs each bank or other depository to deliver to Lender, upon request, all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority or right of Lender to make such request.

7.3. No Assumption of Liability. The security interests granted pursuant to this Agreement and the other Loan Documents are granted as security only and shall not subject Lender to, or in any way alter or modify, any obligation or liability of Borrower with respect to or arising out of the Collateral.

7.4. Lien Perfection; Further Assurances. Promptly after Lender’s request therefor, Borrower shall execute or cause to be executed and deliver to Lender such instruments, assignments, or other documents as are necessary under the UCC or other Applicable Law (including, solely upon request of Lender after the occurrence of an Event of Default which is not timely cured or waived by Lender, delivery of motor vehicle certificates of title with respect to motor vehicles constituting Collateral) to perfect (or continue the perfection of) Lender’s Lien upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, Borrower hereby irrevocably authorizes Lender to execute and/or file in any jurisdiction any financing statement or amendment thereto on such Borrower’s behalf, including financing statements that indicate the Collateral (i) as all assets or all personal property of such Borrower or words to similar effect or (ii) as being of equal or lesser scope, or with greater or lesser detail, than as set forth in this Section 7. Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statement or amendment thereto if filed prior to the date hereof.

Section 8. COLLATERAL ADMINISTRATION

8.1. General Provisions.

8.1.1. Location of Collateral. Schedule 8.1.1 hereto sets forth, as of the date hereof, each business location of Borrower at which Collateral with an aggregate value in excess of $1,000,000 is maintained. Borrower shall, at Lender’s request, use commercially reasonable efforts to obtain a Lien Waiver with respect to each business location of Borrower at which Collateral with an aggregate value in excess of $1,000,000 is maintained.

8.1.2. Insurance of Collateral; Condemnation Proceeds. Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks and in such amounts as are customarily carried by companies engaged in similar businesses to that of Borrower. Schedule 8.1.2 describes all insurance of Borrower in effect on the date hereof. Borrower shall, promptly upon request, deliver copies of such policies to Lender with satisfactory lender’s loss payable endorsements reasonably satisfactory to Lender naming Lender as sole lenders loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever (or ten (10) days prior written notice for cancellation for failure to pay premium) and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by such Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Lender shall be authorized to settle, adjust and compromise such claims, Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

8.1.3. Protection of Collateral. All expenses of protecting, storing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrower. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender’s actual possession) or for any diminution in the value thereof, or for any act or default of any Person whomsoever, but the same shall be at Borrower’s sole risk.

8.2. Administration of Accounts.

8.2.1. Records and Schedules of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall reasonably request a sales and collections report for the preceding period, in form satisfactory to Lender.

8.2.2. Taxes. If an Account of Borrower includes a charge for any Taxes payable to any governmental authority, Lender is authorized, in its sole discretion, after the occurrence of an Event of Default which is not timely cured or waived by Lender, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrower therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by Borrower.

8.2.3. Account Verification. Whether or not a Default or an Event of Default exists, Lender shall have the right at any time, in the name of Lender, any designee of Lender or Borrower to verify the validity, amount or any other matter relating to any Accounts of such Borrower by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

Section 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make available the Commitments and Letters of Credit, Borrower warrants and represents to Lender that:

9.1.1. Organization and Qualification. Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction in which the failure of such Borrower or any of such Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2. Power and Authority. Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of Borrower or any of its Subsidiary other than those obtained on or prior to the date hereof; (ii) contravene the Organic Documents of Borrower or any of its Subsidiaries; (iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

9.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each  Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

9.1.4. Capital Structure. As of the date hereof, Schedule 9.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person, and (ii) the number of authorized and issued Equity Interests (and treasury shares) of each Subsidiary. Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Since the date of the financial statements of Borrower referred to in Section 9.1.9 hereof, Borrower has not made, or obligated itself to make, any Distribution except for Distributions permitted hereunder.

9.1.5. Corporate Names. During the 5-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 9.1.5 hereto. Except as set forth on Schedule 9.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

9.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of Borrower and its Subsidiaries are as listed on Schedule 8.1.1 hereto. Except as shown on Schedule 8.1.1 on the date hereof, no Inventory of Borrower or any of its Subsidiaries is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

9.1.7. Title to Properties; Priority of Liens. Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 9.1.9 or delivered pursuant to Section 10.1.3, in each case free and clear of all Liens except Permitted Liens. The Liens granted to Lender pursuant to this Agreement and the other Security Documents are duly perfected (to the extent required by the Loan Documents), first priority Liens, subject only to those Permitted Liens that are expressly permitted by the terms of this Agreement to have priority over the Liens of Lender.

9.1.8. Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account, Borrower warrants that: (i) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment; (ii) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor; (iii) it is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender on request; (iv) such Account, and Lender’s security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason; and (v) such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the Ordinary Course of Business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the schedules of Accounts submitted to Lender pursuant to Section 8.2.1 hereof.

9.1.9. Financial Statements; Fiscal Year. The balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed), and the related statements of income, changes in stockholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared, in accordance with GAAP, and present fairly, in all material respects, the financial positions of Borrower and such Persons at such dates and the results of Borrower’s operations for such periods. Since September 30, 2024, there has been no material adverse change in the condition, financial or otherwise, of PAL and its Subsidiaries on a consolidated basis.

9.1.10. Full Disclosure. The financial statements referred to in Section 9.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which Borrower has failed to disclose to Lender in writing that may reasonably be expected to have a Material Adverse Effect.

9.1.11. Solvent Financial Condition. PAL and its Subsidiaries, on a consolidated basis, are now, and after giving effect to the Loans to be made hereunder and the consummation of the other transactions described in the Loan Documents will be, Solvent.

9.1.12. Surety Obligations. Except as set forth on Schedule 9.1.12 hereto on the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, in each case with a face value in excess of $1,000,000.

9.1.13. Taxes. The FEIN of Borrower and each of its Subsidiaries is as shown on Schedule 9.1.13 hereto. Borrower and each of its Subsidiaries has filed all material federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested or where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.1.14. Brokers. There are no claims against Borrower for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

9.1.15. Intellectual Property. Borrower and each of its Subsidiaries each owns or has the lawful right to use all Intellectual Property material to the present and planned future conduct of its business without any conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights on the date hereof (other than commercially-available software and similar licensed Intellectual Property) are listed on Schedule 9.1.15 hereto.

9.1.16. Governmental Approvals.  Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals material to the conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

9.1.17. Compliance with Laws. Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation which would reasonably be expected to have a Material Adverse Effect.

9.1.18. Burdensome Contracts. No Borrower nor any of its Subsidiaries is a party or subject to any Restrictive Agreements on the date hereof, except as set forth on Schedule 9.1.18 hereto, none of which prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which it is a party, in accordance with the terms of such Loan Documents.

9.1.19 .Litigation. Except as set forth on Schedule 9.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened on the date hereof against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, (i) which relate to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

9.1.20. No Defaults. No Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Material Debt of a Borrower or a Subsidiary to any Person for Money Borrowed.

9.1.21. Deposit Accounts. Schedule 9.1.21 hereto is a complete listing of all Deposit Accounts of each a Borrower and each of its Subsidiaries on the date hereof.

9.1.22. ERISA. Except as disclosed on Schedule 9.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Except as would not reasonably be expected to result in a Material Adverse Effect, Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a Material Adverse Effect exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

9.1.23. Labor Relations. Except as described on Schedule 9.1.23 hereto, no Borrower nor any of its Subsidiaries is on the date hereof a party to or bound by any collective bargaining agreement, or management agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of Borrower’s or any Subsidiary’s employees, or, to Borrower’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

9.1.24. Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.25. Margin Stock.No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.26. Anti-Terrorism Laws.

(i) General. No Borrower nor any of its Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(ii) Executive Order No. 13224.

(a) No Borrower nor any of its Affiliates is any of the following (each a “Blocked Person”): (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (2) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (3) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (4) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (5) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (6) a Person or entity who is affiliated with a Person or entity listed above.

(b) No Borrower nor any of its Affiliates (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

9.2. Reaffirmation and Survival of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by Borrower on each day that Borrower request or are deemed to have requested an extension of credit hereunder, except for changes in the nature of a Borrower’s or, if applicable, any Subsidiary’s business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Lender has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

Section 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, Borrower covenants that it shall and shall cause each Subsidiary to:

10.1.1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to a Borrower, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit and make extracts from such Borrower’s and each Subsidiary’s books and records, and discuss with its officers, its employees and its independent accountants, such Borrower’s and each Subsidiary’s business, financial condition, business prospects and results of operations; provided that, notwithstanding the foregoing, unless an Event of Default exists, Lender may conduct no more than one such visit and inspection during any fiscal year. Representatives of Lender shall be authorized to accompany Lender on each such visit and inspection and to participate with Lender therein, but at their own expense, unless a Default or Event of Default exists. Borrower acknowledge that all inspections, appraisals and reports are prepared by Lender for their purposes, and Borrower shall not be entitled to rely upon them.

10.1.2. Notices. Notify Lender in writing, promptly after a Borrower’s obtaining knowledge thereof, (i) of the commencement of any litigation which would reasonably be expected to result in any liability not covered by insurance to any Obligor in excess of $1,000,000; (ii) of any material labor dispute to which any Obligor may become a party, any pending or threatened strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iii) of any default by any Obligor under, or termination of, any Material Contract; (iv) of the existence of any Default or Event of Default; (v) of any judgment against any Obligor in an uninsured amount exceeding $1,000,000; and (vi) of any violation or asserted violation by Borrower of any Applicable Law (including ERISA, OSHA or any Environmental Laws) which would reasonably be expected to have a Material Adverse Effect. In addition, Borrower shall give Lender at least ten (10) days prior written notice of any Obligor’s opening of any new office or place of business.

10.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following:

(i) as soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, audited balance sheets of Borrower and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a Consolidated and consolidating basis, audited by a firm of independent certified public accountants of national standing selected by Borrower but reasonably acceptable to Lender (it being understood and agreed that Grant Thornton LLP shall be deemed to be reasonably acceptable to Lender) and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

(ii) as soon as available, and in any event within forty five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year hereafter, company prepared balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited statements of income and cash flow for such Fiscal Quarter and for the portion of Borrower’s Fiscal Year then elapsed, on a Consolidated and consolidating basis, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and their Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes; and

(iii) as soon as available, and in any event within thirty (30) days after the end of each calendar month hereafter, a Borrowing Base Certificate, accounts receivable aging report, accounts payable aging report, inventory reports and such other reports as Lender reasonably deems necessary.

Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 10.1.3, or more frequently if requested by Lender during any period that an Event of Default exists, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate, executed by the chief financial officer of Borrower.

10.1.4. Projections. No later than sixty (60) days after the end of each Fiscal Year of Borrower, deliver to Lender the Projections of Borrower for the forthcoming Fiscal Year.

10.1.5. Taxes.Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent that (i) such Taxes are being Properly Contested or (ii) failure to pay or discharge such Taxes would not reasonably be expected to have a Material Adverse Effect.

10.1.6. Compliance with Laws. Except as would not reasonably be expected to have a Material Adverse Effect, comply with all Applicable Law, including ERISA, all Environmental Laws, Anti-Terrorism Laws, OSHA, and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business.

10.1.7. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with its current insurers or with other financially sound and reputable insurers having a rating of at least A+ or better by Best’s Ratings, a publication of A.M. Best Company, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Borrower.

10.1.8. Depository and Treasury Management Services. Maintain at all times Lender as its primary depository and treasury management institution.

10.2. Negative Covenants. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, Borrower covenants that it shall not and shall not permit any Subsidiary to:

10.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of Borrower with another Borrower or (ii) Permitted Acquisitions; change a Borrower’s name or conduct business under any new fictitious name without delivering prior notice to Lender; or change a Borrower’s FEIN, organizational identification number or state of organization without delivering prior notice to Lender.

10.2.2. Loans. Make any loans or other advances of money to any Person other than (i) to an officer or employee of a Borrower or a Subsidiary for salary, travel advances and advances against commissions in the Ordinary Course of Business, (ii) to another Obligor or (iii) extensions of trade credit in the Ordinary Course of Business.

10.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:

(i) the Obligations;

(ii) Subordinated Debt existing on the Closing Date or subsequently approved by Lender in writing, and subject at all times to subordination pursuant to a Subordination Agreement;

(iii) accounts payable by such Borrower or a Subsidiary to trade creditors that are not aged more than 90 days from billing date or more than 60 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested;

(iv) Permitted Purchase Money Debt;

(v) Debt existing on the Closing Date and described on Schedule 10.2.3 hereto and any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof;

(vi) earnout obligations existing on the date hereof or in respect of Permitted Acquisitions in an aggregate amount not to exceed $3,000,000;

(vii) Permitted Vehicle Financings;

(viii) Debt owing between or among Obligors;

(ix) obligations existing or arising under any hedging agreement permitted under Section 10.2.14;

(x) Debt owed to a Person providing property, casualty, liability or other insurance to any Obligor, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such year;

(xi) guarantees of Debt otherwise permitted to be incurred hereunder;

(xii) Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds, letters of credit and similar obligations, in each case provided in the Ordinary Course of Business; and

(xiii) other Debt in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

None of the provisions of this Section 10.2.3 that authorize any Obligor to incur any Debt shall be deemed to override, modify or waive any of the provisions of Section 10.3, which shall constitute an independent and separate covenant and obligation of Borrower.

10.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate except: (i) the transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrower or their respective Subsidiaries; (iii) payment of customary directors’ fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Lender in writing prior to the Closing Date; (v) transactions solely between or among Obligors, (vi) transactions permitted by Sections 10.2.2, or 10.2.7 and (vi) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.

10.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(i) Liens at any time granted in favor of Lender;

(ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

(iii) statutory Liens (excluding any Lien for Taxes or any Lien imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower’s or such Subsidiary’s business;

(iv) Purchase Money Liens securing Permitted Purchase Money Debt;

(v) Liens securing Permitted Vehicle Financings;

(vi) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(vii) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially reduce the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(viii) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default;

(x) Liens (i) in favor of a banking or other financial institution arising as a matter of law or in the Ordinary Course of Business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution pursuant to such institution’s customary terms and conditions or (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(xi) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted by Section 10.2.3(x); and

(xii) other Liens on assets not constituting Collateral securing obligations in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by any Lender under Regulation U or other regulations of the Federal Reserve Board, or otherwise result in a violation of any such regulations.

10.2.6. Payment of Certain Debt. Make any payment of any Subordinated Debt or take or omit to take any other action or omit to take any other action in respect of any Subordinated Debt, or amend or modify the terms of any agreement applicable to any Subordinated Debt, in each case except in accordance with the Subordination Agreement relative thereto.

10.2.7. Distributions. Declare or make any Distributions without the prior written consent of Lender other than purchases of Equity Interests of PAL from present or former officers, directors or employees thereof (or of any Obligor) in an aggregate amount not to exceed $5,000,000 in any fiscal year (with unused amounts in any fiscal year being carried over to the immediately succeeding calendar year) so long as (a) no Default or Event of Default shall have occurred and be continuing at such time and (b) Liquidity shall be greater than or equal to ten percent (10%) of the Borrowing Base in effect at such time.

10.2.8. Disposition of Assets. Make any Asset Disposition other than:

(i) dispositions of inventory or worn-out or obsolete assets in the Ordinary Course of Business of a Borrower;

(ii) leases of vehicles in the Ordinary Course of Business of a Borrower;

(iii) Asset Dispositions between or among Obligors;

(iv) other Asset Dispositions with a fair market value not to exceed $1,000,000 in any fiscal year.

10.2.9. Subsidiaries. (i) Permit any existing Subsidiary to issue any additional Equity Interests after the Closing Date (other than issuances of Equity Interests to a Borrower) or (ii) form or acquire any Subsidiary after the Closing Date unless, substantially simultaneously with the formation or acquisition of any such Subsidiary, such Subsidiary shall become a Borrower by executing and delivering to the Lender such documents as the Lender shall reasonably require for such purpose.

10.2.10. Restricted Investments. Make or have any Restricted Investment.

10.2.11. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

10.2.12. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or establish a fiscal year different from the Fiscal Year.

10.2.13. Organic Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organic Documents, as each such document in effect on the date hereof, in any manner that would be adverse, in any material respect, to the Lender.

10.2.14. Hedging Agreements. Enter into any hedging agreement, other than hedging agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.

10.2.15. Anti-Terrorism Laws. Conduct any business or engage in any transaction or dealing with any Blocked Person (as defined in Section 9.1.26), including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the PATRIOT Act. Borrower shall deliver to Lender any certification or other evidence reasonably requested from time to time by Lender confirming Borrower’s compliance with this Section.

10.2.16. Conduct of Business. Engage in any business other than the type of business engaged in by it on the Closing Date and any business substantially related, ancillary or incidental thereto.

10.2.17. Multiemployer Plans. Become, or permit any Subsidiary to become, a party to a Multiemployer Plan.

10.3. Financial Covenants. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, each Borrower covenants that they shall (the following to be determined in accordance with GAAP, consistently applied, unless otherwise provided below, in each case for such period):

(i) Maintain a Fixed Charge Coverage Ratio of greater than or equal to 1.25 to 1.00, measured as of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2025.

(ii) Maintain a Funded Debt to Adjusted EBITDA Ratio of less than or equal to 3.00 to 1.00, measured as of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2025.

For all purposes of this Agreement, the Fixed Charge Coverage Ratio and the Funded Debt to Adjusted EBITDA Ratio shall be calculated for PAL and its Subsidiaries on a consolidated basis and tested on a trailing twelve (12) month basis; provided that, notwithstanding the foregoing, (i) for the fiscal quarter of PAL ending March 31, 2025, Adjusted EBITDA, Debt Service and EBITDA shall each be calculated based on the fiscal quarter then ended multiplied by four (4), (ii) for the fiscal quarter of PAL ending June 30, 2025, Adjusted EBITDA, Debt Service and EBITDA shall each be calculated based on the two (2) fiscal quarter period then ended multiplied by two (2), and (iii) for the fiscal quarter of PAL ending September 30, 2025, Adjusted EBITDA, Debt Service and EBITDA shall each be calculated based on the three (3) fiscal quarter period then ended multiplied by four-thirds.

Section 11. CONDITIONS PRECEDENT

11.1. Conditions Precedent to Initial Credit Extensions. Lender shall not be required to fund any requested Loan or otherwise extend credit to Borrower until such date as each of the following conditions has been satisfied:

11.1.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered to Lender by each of the signatories thereto and accepted by Lender.

11.1.2. Evidence of Perfection and Priority of Liens. Lender shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected first priority Liens (or that arrangements acceptable to the Lender for the making of such filings have been made), and that there are no other Liens upon any Collateral except Permitted Liens.

11.1.3. Organic Documents. Lender shall have received copies of and found acceptable the Organic Documents and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of Borrower’s state of organization.

11.1.4. Good Standing Certificates. Lender shall have received a good standing certificate for Borrower, issued by the Secretary of State or other appropriate official of such Borrower’s jurisdiction of organization and each jurisdiction where the conduct of such Borrower’s business activities or ownership of its Property necessitates qualification.

11.1.5. Opinion Letters. Lender shall have received a favorable, written opinion of Borrower’s counsel approved by Lender.

11.1.6. Insurance. Lender shall have received certified copies of the property and casualty insurance policies of Borrower with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Lender, and loss payable endorsements on Lender’s standard form of loss payee endorsement naming Lender as lender’s loss payee with respect to each such policy and certified copies of Borrower’s liability insurance policies, together with endorsements naming Lender as an additional insured.

11.1.7. Lien Waivers. Lender shall have received Lien Waivers as requested by Lender.

11.1.8. Solvency Certificates. Lender shall have received certificates satisfactory to them from one or more knowledgeable Senior Officers of Borrower that, after giving effect to the financing under this Agreement, PAL and its Subsidiaries, on a consolidated basis, are Solvent.

11.1.9. No Labor Disputes. Lender shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor.

11.1.10. No Violations. Lender shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

11.1.11. No Material Adverse Change. No material adverse change in the financial condition of PAL and its Subsidiaries, on a consolidated basis, shall have occurred since September 30, 2024.

11.1.12. Payment of Fees. Borrower shall have paid all fees and expenses to be paid hereunder to Lender on the Closing Date.

11.1.13. Consents. All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to Lender) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of Lender that restrains, prevents or imposes materially adverse conditions upon the Commitments or Loans.

11.2. Conditions Precedent to All Credit Extensions. Lender shall not be required to fund any Loans or otherwise extend any credit to or for the benefit of Borrower unless and until each of the following conditions has been and continues to be satisfied:

11.2.1. No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

11.2.2. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

11.2.3. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

11.3. Limited Waiver of Conditions Precedent. If Lender shall make any Loan or otherwise extend any credit to Borrower under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Loan or other extension of credit shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrower or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

Section 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

12.1. Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an “Event of Default” (each of which Events of Default shall be deemed to exist unless and until waived by Lender in accordance with the provisions of Section 14.1 hereof):

12.1.1. Payment of Obligations. Borrower shall fail to pay (i) any amount of principal on the Loans on the due date thereof or (ii) any other amount of the Obligations within three (3) Business Days after the same becomes due, in each case whether due at stated maturity, on demand, upon acceleration or otherwise.

12.1.2. Misrepresentations. Any representation or warranty to Lender by or on behalf of any Obligor made in any of the Loan Documents proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 9.2 hereof.

12.1.3. Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 7.4, 8.1.1, 10.1.1, 10.1.2, 10.1.3(i), 10.1.3(ii), 10.1.7, 10.2 or 10.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant.

12.1.4. Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in Section 12.1 hereof) and the breach of such other covenant is not cured within thirty (30) days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer.

12.1.5. Default Under Security Documents/Other Agreements. Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents.

12.1.6. Other Defaults. There shall occur any default or event of default on the part of Borrower or any Subsidiary under any agreement, document or instrument to which such Borrower or such Subsidiary is a party or by which such Borrower or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $1,000,000 if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

12.1.7. [Reserved]

.

12.1.8. Material Adverse Effect. There shall occur any event or condition that has a Material Adverse Effect.

12.1.9. [Reserved]

.

12.1.10. Insolvency Proceedings. An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition remains undismissed or unstayed for sixty (60) days after filing, or an order for relief is entered in the proceeding.

12.1.11. [Reserved]

.

12.1.12. ERISA. An ERISA Event occurs with respect to a Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Plan, Multiemployer Plan or PBGC in an amount which would reasonably be expected to have a Material Adverse Effect, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an amount which would reasonably be expected to have a Material Adverse Effect.

12.1.13. Challenge to Loan Documents. Any Obligor or any of its Affiliates shall challenge in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender, or any of the Loan Documents ceases to be in full force or effect for any reason.

12.1.14. Judgment. One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, $1,000,000 (to the extent not covered by insurance as to which the insurer does not dispute coverage) shall be entered against Borrower or any Guarantor and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or such judgment remains undischarged.

12.1.15. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor’s liability thereunder, or shall fail to confirm in writing, promptly after receipt of Lender’s written request therefor, such Guarantor’s ongoing liability under the Guaranty in accordance with the terms thereof.

12.1.16. Criminal Forfeiture. Borrower or any Guarantor shall be indicted or convicted under any criminal law that could lead to a forfeiture of any Property of such Borrower or such Guarantor with a value, individually or in the aggregate, of greater than $1,000,000.

12.1.17. Change of Control. A Change of Control shall occur.

12.2. Acceleration of Obligations; Termination of Commitments. Without in any way limiting the right of Lender to demand payment of the Obligations payable on demand in accordance with this Agreement upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 12.1.10 hereof) and for so long as such Event of Default shall exist, Lender may in its discretion (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Lender the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys’ fees and court costs if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments; provided, however, that upon the occurrence of an Event of Default specified in Section 12.1.10, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender to or upon Borrower or any other Obligor and the Commitments shall automatically terminate as if terminated by Lender pursuant to Section 6.2.1 and with the effects specified in Section 6.2.4.

12.3. Other Remedies. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Lender may in its discretion exercise from time to time the following rights and remedies:

12.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

12.3.2. The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower.

12.3.3. The right to take immediate possession of any of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower’s expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Lender for storage thereof).

12.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower’s or any other Obligor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, first to any Extraordinary Expenses incurred by Lender and then to the remainder of the Obligations as specified in Section 5.5.1.

12.3.5. The right to obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) any or all of each a Borrower’s Intellectual Property and all of each a Borrower’s computer hardware and software trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each a Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

12.4. Setoff. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Lender (and each of its respective Affiliates) is hereby authorized by Borrower at any time that an Event of Default exists, without notice to Borrower or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Lender or any of its Affiliates to or for the credit or the account of Borrower against and on account of the Obligations of Borrower arising under the Loan Documents to Lender or any of its Affiliates, including all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i)  Lender shall have made any demand hereunder, (ii)  Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate.

12.5. Remedies Cumulative; No Waiver.

12.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement, the other Loan Documents, or any other agreement between Lender and any Obligor, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Lender would otherwise have.

12.5.2. The failure or delay of Lender to require strict performance by Borrower of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

12.5.3. If Lender shall accept performance by a Borrower, in whole or in part, of any obligation that such Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Lender’s acceptance of such performance by a Borrower or Lender’s exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy, unless otherwise expressly agreed in writing by Lender, as the case may be.

Section 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents and (ii) so long as no Event of Default has occurred and is continuing, Lender shall not assign any of its rights or delegate any of its obligations under any Loan Document without the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), excluding, for avoidance of doubt, any participation permitted by Section 13.2.1.

13.2. Participations.

13.2.1. Permitted Participants; Effect. Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if it had not sold such participating interests, and Borrower shall continue to deal solely and directly with Lender in connection with the Loan Documents. Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents.

13.2.2. Voting Rights. Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrower, Guarantor or substantially all Collateral.

13.3. Assignments.

13.3.1. Permitted Assignments. Lender may assign any of its rights and obligations under the Loan Documents. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

Section 14. MISCELLANEOUS

14.1. Consents, Amendments and Waivers.

14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Lender and each Obligor party to such Loan Document.

14.1.2. Waiver. Any waiver or consent granted by Lender hereunder shall be effective only if in writing and only for the matter specified.

14.2. Indemnity. BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; provided that, in no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3. Notices and Communications.

14.3.1. Notice Address. Subject to Section 4.1.5, all notices and other communications by or to a party hereto shall be in writing and shall be given to Borrower, at Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof, or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Lender pursuant to Section 2.4, 3.1, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Lender such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

14.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.5. Lender makes no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3. Non-Conforming Communications. Lender may rely upon any communications purportedly given by or on behalf of Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

14.4. Performance of Borrower’s Obligations. At any time after the occurrence of an Event of Default which is not timely cured or waived by Lender, Lender may, in its discretion at any time and from time to time, at Borrower’s expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Lender to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Lender’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Lender under this Section shall be reimbursed to Lender by Borrower, on demand, with interest from the date incurred until paid in full, at the Default Rate. Any payment made or action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5. [Reserved].

14.6. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8. Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Lender has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall not be effective.

14.9 .Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10. [Reserved].

14.11. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrower acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Lender, any of its Affiliates are arm’s-length commercial transactions between Borrower and such Person; (ii) Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Lender, its Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Lender, its Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and their Affiliates, and have no obligation to disclose any of such interests to Borrower or their Affiliates. To the fullest extent permitted by Applicable Law, Borrower hereby waives and releases any claims that it may have against Lender, its Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12. Confidentiality. Lender shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) with the consent of Borrower; or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrower. Notwithstanding the foregoing, Lender may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrower’s logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information. Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law.

14.13. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

14.14. Consent to Forum. BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION IN FLORIDA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

14.15. Waivers by Borrower. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Borrower acknowledges that the foregoing waivers are a material inducement to Lender entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrower. Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16. PATRIOT Act Notice. Lender hereby notify Borrower that pursuant to the PATRIOT Act, Lender is required to obtain, verify and record information that identifies Borrower, including its legal name, address, tax ID number and other information that will allow Lender to identify it in accordance with the PATRIOT Act. Lender will also require information regarding each personal guarantor, if any, and may require information regarding Borrower’s management and owners, such as legal name, address, social security number and date of birth.

IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the day and year specified at the beginning of this Agreement.

BORROWERS:

PROFICIENT AUTO LOGISTICS, INC.,
a Delaware corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

PAL STOCK ACQUIROR, INC.,
a Delaware corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer

SIERRA MOUNTAIN GROUP, INC.,
a Delaware corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

SIERRA MOUNTAIN EXPRESS, INC.,
a Nevada corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer, Treasurer and Secretary

SIERRA MOUNTAIN TRANSPORT, INC.,
a Delaware corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

SIERRA MOUNTAIN LOGISTICS, INC.,
a Delaware corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
Title: Chief Financial Officer and Secretary

WEST COAST LEASING COMPANY, INC.,
a Nevada corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer, Treasurer and
Secretary

DELUXE AUTO CARRIERS, INC.,
a California corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

EXCEL LEASING, INC.,
a California corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

PROFICIENT AUTO TRANSPORT, INC.,
a Florida corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Treasurer and Secretary

PROFLEET LLC,
a Delaware limited liability company

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

NORTH EAST FLEET SERVICES, INC.,
a New Jersey corporation

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer, Treasurer and
Secretary

DELTA AUTOMOTIVE SERVICES, LLC,
a New Jersey limited liability company

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

DELTA AUTO BROKERS, LLC,
a New Jersey limited liability company

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

TRIBECA AUTOMOTIVE, INC.,
a New Jersey corporation

By:	/s/ Brad Wright

	Name:	Brad Wright
	Title:	Chief Financial Officer, Treasurer and
Secretary

TRIBECA TRUCK LEASING, LLC,
a New Jersey limited liability company

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

AUTO TRANSPORT GROUP, LLC,
a Delaware limited liability company

By:	/s/ Brad Wright
	Name:	Brad Wright
	Title:	Chief Financial Officer and Secretary

Borrower address for notice purposes:

12276 San Jose Blvd., Suite 426
Jacksonville, FL 32223

LENDER:

PINNACLE BANK,
a Tennessee banking corporation

By:	/s/ Bryan Taylor
	Name:	Bryan Taylor
	Title:	Senior Vice President

Address:	501 Riverside Ave., Suite #600
Jacksonville, FL 32202

EXHIBIT A

FORM OF REVOLVER NOTE

___________, 2024

U.S. $20,000,000.00	Nashville, Tennessee

FOR VALUE RECEIVED, the undersigned, PROFICIENT AUTO LOGISTICS, INC., a Delaware corporation (“PAL”; PAL, along with all other parties that become borrowers party to this Agreement from time to time, in accordance with its terms, collectively the “Borrower”), hereby unconditionally, and jointly and severally, promise to pay to the order of PINNACLE BANK, a Tennessee banking corporation (herein, together with any subsequent holder hereof, called the “Holder”) the principal sum of $20,000,00.00 or such lesser sum as may constitute the outstanding principal amount of all Revolver Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to Section 5.2 of the Loan Agreement, in strict accordance with the terms thereof. Borrower likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 3.1 of the Loan Agreement, in strict accordance with the terms thereof.

This Revolver Note (“Note”) is issued pursuant to, and is the “Revolver Note” referred to in, the Loan and Security Agreement dated of even date herewith (as the same may be amended from time to time, the “Loan Agreement”), between Borrower and Holder, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. This Note is subject to certain restrictions on transfer or assignment as provided in the Loan Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The repayment of the principal balance of this Note is subject to the provisions of Section 5.2 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Revolver Commitment as set forth in Section 6.2 of the Loan Agreement.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 3.1 of the Loan Agreement. Borrower jointly and severally agree to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Holder, such excess sum shall be, at Borrower’s option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without Holder enforcing its rights against Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Holder and obligations of Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Florida. This Note is intended to take effect as an instrument under seal under Florida law.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

BORROWER:

PROFICIENT AUTO LOGISTICS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT B

FORM OF TERM NOTE

U.S. $25,000,000.00	____________, 2024

Nashville, Tennessee

FOR VALUE RECEIVED, the undersigned, PROFICIENT AUTO LOGISTICS, INC., a Delaware corporation (collectively, “PAL”; PAL, along with all other parties that become borrowers party to this Agreement from time to time, in accordance with its terms, collectively the “Borrower”), hereby unconditionally, and jointly and severally, promise to pay to the order of PINNACLE BANK, a Tennessee banking corporation (herein, together with any subsequent holder hereof, called the “Holder”), the principal sum of $25,000,000.00, or such lesser sum as may constitute the outstanding principal amount of all Term Loan Advances pursuant to the terms of the Loan Agreement (as defined below), on the dates on which such outstanding principal amounts become due and payable pursuant to Section 5.3 of the Loan Agreement, in strict accordance with the terms thereof. Borrower likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on the unpaid principal balance hereof at such interest rates, payable at such times and computed in such manner as are specified in Section 3.1 of the Loan Agreement, in strict accordance with the terms thereof.

This Term Note (“Note”) is issued pursuant to, and the “Term Note” referred to in, the Loan and Security Agreement dated of even date herewith (as at any time amended, the “Loan Agreement”), between Borrower and Holder, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. This Note is subject to certain restrictions on transfer or assignment as provided in the Loan Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The repayment of the principal balance of this Note is subject to the provisions of Section 5.3 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Term Loan Commitment as set forth in Section 6.2 of the Loan Agreement.

All payments of principal and interest shall be made in Dollars and in immediately available funds as specified in the Loan Agreement.

Upon or after the occurrence of an Event of Default, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement and the unpaid balance hereof shall bear interest at the Default Rate as and when provided in Section 3.1 of the Loan Agreement. If this Note is collected by or through an attorney at law, then Borrower shall be jointly and severally obligated to pay, in addition the principal balance and accrued interest hereof, reasonable attorneys’ fees, expenses and court costs.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Holder, such excess sum shall be, at Borrower’s option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights and obligations of Holder and Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Florida. This Note is intended to take effect as an instrument under seal under Florida law.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

BORROWER:

PROFICIENT AUTO LOGISTICS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT C

Form of Notice of Borrowing

Date ______________, 20__

Pinnacle Bank

Attention: ________________

Re:	Loan and Security Agreement dated November 8, 2024, by and among the undersigned, PROFICIENT AUTO LOGISTICS, INC., a Delaware corporation (“PAL”; PAL, along with all other parties that become borrowers party to this Agreement from time to time, in accordance with its terms, collectively the “Borrower”), PINNACLE BANK, a Tennessee banking corporation (the “Lender”) (as at any time amended, the “Loan Agreement”)

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 4.1.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrower hereby request a [Revolver Loan][Term Loan Advance] in the aggregate principal amount of $______________, to be made on _____________, _____.

Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized representative, this ______ day of _____________, 20__.

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BORROWER:

PROFICIENT AUTO LOGISTICS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

[Letterhead of Borrower]

_____________ __, 20__

[___________________]

The undersigned, the chief financial officer of PROFICIENT AUTO LOGISTICS, INC., a Delaware corporation (“Borrower”), gives this certificate to PINNACLE BANK, a Tennessee banking corporation (“Lender”) in accordance with the requirements of Section 10.1.3 of that certain Loan and Security Agreement dated November 8, 2024, between Borrower and Lender (as at any time amended, restated, modified or supplemented, the “Loan Agreement”). Each capitalized term used in this Certificate, unless otherwise defined herein, shall have the meaning ascribed to such term in the Loan Agreement.

1. Based upon my review of the balance sheets and statements of income of Borrower and their Subsidiaries for the [Fiscal Year] [Fiscal Quarter] ending ______________ ___, 20__, copies of which are attached hereto, I hereby certify that:

(a) Adjusted EBITDA is $____________;

(b) EBITDA is $ ;

(b) Fixed Charge Coverage Ratio is ____ to ____;

(c) Funded Debt to Adjusted EBITDA Ratio is ____ to ____;

2. No Default exists on the date hereof, other than: __________________ ________________________________________________ [if none, so state].

3. No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].

4. Attached hereto is a schedule showing the calculations that support Borrower’s compliance [non-compliance] with the financial covenants, as shown above.

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Very truly yours,

Chief Financial Officer